EXHIBIT 10.11

UNRESTRICTED STOCK OPTION AGREEMENT

This is a Performance Accelerated Stock Option Agreement, by and between                         , a corporation organized under the laws of the State of Delaware (“CACI”) and                     , (“Employee.

WHEREAS CACI desires to recognize the efforts of its employees in furthering the growth and profitability of the corporation;

WHEREAS CACI wishes to assist its employees in acquiring or increasing their direct or indirect proprietary interests in the corporation so they may share in the success of the corporation and have added incentive to remain in its employ;

WHEREAS CACI desires that this Agreement result in an ultimate stock option grant to Employee, should the performance metrics not be achieved that would cause an acceleration of the ultimate exercise date stated herein; and

WHEREAS, in furtherance of that purpose, CACI wishes to grant Employee an option to purchase shares of the common stock of CACI International Inc, a Delaware corporation (“CACI International Inc”).

NOW, THEREFORE, CACI and Employee hereby agree as follows:

I.    Option

CACI grants an option to Employee to purchase up to                         shares of the Common Stock of CACI International Inc at a price of $             per share.

II.    Effective Date

This option shall become effective upon CACI’s receipt of a signed copy of this Agreement from Employee. Employee may not exercise any rights granted under this Agreement until receipt by CACI of a signed copy of this Agreement.

III.    Ultimate Exercise Date

A.  Employee, while in the continuous employ of CACI (or CACI International Inc subsidiary) may exercise the option granted under this Agreement in whole or in part, on such date that occurs on or after                , provided, however, that if Employee dies or becomes permanently disabled prior to such date but while still employed by CACI, then employee, his or her duly appointed personal representative, or the executor of his or her estate, may exercise the option granted under this Agreement, in whole or in part, any time after the date of the Employee’s death or disability. (The date on which the option granted under this Agreement shall become exercisable in accordance with this Article III is hereinafter referred to as the “Exercise Date”.)

B.  In the event of any acquisition, merger, liquidation or dissolution of the Company prior to the Exercise Date, the option shall become exercisable as to all option shares upon execution of an agreement effecting such a transaction, notwithstanding that the option may not yet have become fully exercisable under this Article III. (The date on which the option granted under this become exercisable in accordance with this Article III is hereinafter referred to as the “Ultimate Exercise Date”.)

IV.    Performance Accelerated Exercise Date.

A.  CACI’s achievement of certain pre-established performance metrics for fiscal year 2002 will result in the acceleration of the exercise date in Article III.A, as described in this Article and within the meaning of this Agreement.

1.  A total of                 shares, or     % of the total options described in Article I, will be exercisable on                     on a performance accelerated basis, if:

a.  (Required performance metrics to be met), and

b.  (Required performance metrics to be met).

2.  An additional                 shares, or     % of the total options described in Article I, will also become exercisable on                     , if:

a.  (Required performance metrics to be met).

3.  An additional                 shares, or     % of the total options described in Article I, will become exercisable on                         if CACI achieves the performance acceleration metrics in Articles IV.A, 1., above.

4.  An additional                 shares, or     % of the total options described in Article I, will become exercisable on              if CACI achieves the performance acceleration metrics in Articles IV.A, above

B.  The failure by CACI to achieve any of the performance metrics in Article IV.A. 1. or 2., above, will cause the exercise dates for such shares to revert to the Article III Ultimate Vesting Date.

V.    Exercise of Option

At any time after the Exercise Date, Employee or his or her personal representative may exercise the option granted by this Agreement to purchase the shares, or any portion thereof, specified in Article I. Such option may be exercised only while he or she is in the continuous employ of CACI, or within sixty (60) days after the date he or she ceases to be so employed, to the extent that the option was exercisable by him or her on the date of termination of his or her employment. Employee or his or her personal representative must exercise the option granted under this Agreement by sending to CACI a completed “Notice of Exercise of Unrestricted Option”, substantially in the form attached hereto, along with a check or money order, payable in U.S. dollars, for the total of the number of shares sought to be purchased multiplied by the applicable price per share specified in Article I, as adjusted under Article VIII.

VI.    Issuance of Shares

Within 30 days of receipt of a Notice of Exercise of Option and subject to the provisions of Article XI, CACI shall cause to be issued to Employee one or more certificates for the Common Stock purchased pursuant to this Agreement. Employee’s rights as a shareholder of CACI International Inc, including any right to declared dividends, shall not commence until issuance of such stock certificate(s).

VII.    Conditions of Lapsing

This option shall lapse and terminate and may no longer be exercised if:

A.  Employee terminates his or her employment with CACI for any reason other than death or permanent disability, unless exercised within the 60 day period following termination to the extent such option was exercisable by him or her on the date of termination of such employment;

B.  It is not exercised within ten years of the date of grant, i.e.,                ;

C.  CACI is placed under the jurisdiction of a bankruptcy court or dissolves.

VIII.    Adjustments Upon Changes in Capitalization

A.  The existence of this option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in CACI’s capital structure or its business, or any merger or consolidation of CACI, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of CACI, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

B.  If CACI shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefore in money, services or property, the number, class, and per share price of shares of stock subject to this option shall be appropriately adjusted in such a manner as to entitle the Employee to receive upon the exercise of this option, for the same aggregate consideration, the same total number of shares that the owner of an equal number of outstanding shares of the Common Stock would own as a result of the event requiring the adjustment.

C.    Except as hereinbefore expressly provided, the issue by CACI of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of CACI convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to this option.

IX.    Fractional Shares

No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the exercise of the option granted herein. If, upon exercise of the option granted herein, Employee would be entitled to a fractional share of Common Stock, the number of shares to which Employee is entitled shall be rounded up to the next highest whole number.

X.    Assignment

The option granted under this Agreement is personal to Employee and may not be assigned without the prior written consent of CACI.

XI.    Employment Taxes

As a condition to the issuance of shares of Common Stock under this Agreement, Employee agrees to remit to CACI at the time of any exercise of this option any taxes (whether income taxes, employment taxes, or any other taxes) required to be withheld or collected under federal, state, or local law as a result of such exercise.

XII.    Amendment

This Agreement embodies the entire Agreement between CACI and Employee. This Agreement may be amended only with the written consent of both parties.

XIII.    Headings

Article headings are strictly for the purpose of convenience and general reference only and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

XIV.    Applicable Law

The substantive laws of the Commonwealth of Virginia, United States of America, shall govern the validity, interpretation, and enforcement of this Agreement.

XV.    Notices

Any notice required or permitted to be given under this Agreement must be given by first class or certified mail, addressed as follows, unless notice of a change of address has subsequently been given in writing.

To CACI:	To Employee:
CACI Administrator
Employee Stock Incentive Plan
1100 North Glebe Road
Arlington, Virginia 22201

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date(s) written below.

CACI:	EMPLOYEE:

By:

Date:	Date:

NOTICE OF EXERCISE OF UNRESTRICTED OPTIONS

I hereby exercise the option granted pursuant to the Stock Option Agreement between CACI INC.-FEDERAL and me, and subject to the terms thereof, purchase              shares of the Common Stock of CACI International Inc (“CACI”) at a price of $                 per share. Enclosed is a check or money order, payable to CACI in the amount of $            , in U.S. dollars, as full payment for such shares.

In furtherance of my obligation under Article XI of the Stock Option Agreement to remit certain withholding taxes:

1.  I agree that, if I am an employee of the Company, the Company will deduct and withhold from any regular cash compensation payable to me any taxes that it is required to collect, deduct, or withhold under federal, state, or local law as a result to this exercise; or I agree to remit such amount to the Company by check or money order within five (5) days after the receipt of such notice, or at the time specified in such notice. I understand that no shares will be issued to me until I remit such amounts to the Company.

2.  I understand that, if I am not now an employee of the Company or if at the time of termination of my employment, additional amounts are due, the Company will, within ten (10) days after receipt of this notice or the termination of my employment, notify me of the amount that I am required to remit pursuant to Article XI, and I agree to remit such amount to the Company within five (5) days after the receipt of such notice, or at the time specified in such notice. I understand that no shares will be issued to me until I remit such amounts to the Company.

Dated:            , 20